EXHIBIT 10.89


                              EMPLOYMENT AGREEMENT



                  This EMPLOYMENT AGREEMENT dated as of January 5, 1998, is by and between MESA AIR GROUP, INC., a Nevada corporation, (the "Company") and _______________, an individual residing in Farmington, New Mexico ("Employee").

RECITALS:

                  A. Employee is the ____________________ of the Company and has served as an executive officer of the Company and also serves as ___________ __________________;

                  B. The Board of Directors of the Company considers a sound and vital management to be essential and desires to have the continuing benefit of Employee's knowledge, experience and service; and

                  C. Employee desires to be employed by the Company and the Company desires to retain Employee in his present capacity on the terms and conditions set forth herein.

AGREEMENTS:

                  The parties hereto, in consideration of the covenants and agreements set forth herein and other good and valuable consideration, agree as follows:

                  1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meaning indicated thereof:

                           1.1  Board  means  the   Board  of  Directors  of the
                                Company or any successor.

                           1.2  Company  means  Mesa  Air  Group,  Inc.  or any
                                 successor entity.

                           1.3 Compensation means the total amount included in Employee's gross income for federal income tax purposes in connection with his employment hereunder for payments or benefits received under the provisions of Sections 2.3.1 and 2.3.3 hereof.


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                           1.4  Effective Date means January 5, 1998.

                           1.5 Good Reason means the occurrence of any of the following events to which Employee has not expressly agreed to in writing:

                                    (a)  The assignment  to  Employee  of duties
                  inconsistent with Employee's position, duties, responsibilities and status with the Company on the Effective Date or the failure to re-elect Employee to his present positions;

                                    (b)  A  material   reduction  in  Employee's
                  Compensation, as defined herein, as in effect on the Effective Date or any renewal date of this Agreement, whichever occurs later;

                                    (c)  Employee's   relocation,   without  his
                  consent, to any city other than the principal location at which Employee performed Employee's duties on the Effective Date, except for required travel by Employee on the Company's business to an extent substantially consistent with Employee's business travel obligations on the Effective Date; provided, however, that, if the Board determines to relocate the Company's principal executive offices, the Company shall pay all of Employee's reasonable moving and other relocation expenses including, but not limited to, financial assistance in connection with the sale of Employee's personal residence in Farmington, New Mexico and the purchase of a new personal residence in the relocation city, and the Board shall make such adjustments in Employee's salary as is reasonably necessary to reflect the increased costs of living in the new location, then Employee shall be obligated to perform his services generally at such new location and such relocation shall not constitute "Good Reason" hereunder;

                                    (d)  The failure of the Company to obtain
                  the   assumption  of   this  Agreement  by  any  successor  to
                  substantially all  of  the  assets or business of the Company;

                                    (e)  Any  material breach by the  Company of
                  any provision of this Agreement which is not corrected by the Company or, if the breach cannot be corrected, as to which the Company fails to pay to Employee reasonable compensation for such breach, within sixty (60) days following receipt by the Company of written notice from Employee specifying the nature of such breach; or

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                                    (f)  A good faith determination  by Employee
                  that   Employee   is   unable   to  carry   out  the   duties,
                  responsibilities,   authorities   or   powers   attendant   to
                  Employee's position by reason of the conditions surrounding Employee's employment, which conditions did not exist on the Effective Date of this Agreement.

                           1.6 Major Subsidiary means a subsidiary of the Company generating greater than 30% of the Company's consolidated annual gross revenues.

                           1.7 Termination For Cause means the termination of employment of Employee by the Board because of Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any material law, rule or regulation resulting in the Company's detriment or reflecting upon the Company's integrity (other than traffic infractions or similar minor offenses) or a material breach by the Employee of the terms of this Agreement and failure to cure such breach within thirty (30) days after receipt of written notice from the Company specifying the nature of such breach or to pay compensation to the Company deemed reasonable by the Company if the breach cannot be cured. For purposes of this Agreement, Employee's termination of employment shall not be considered to be a Termination for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than seventy-five percent (75%) of the entire membership of the Board at a meeting called and held for that purpose after reasonable notice to Employee and an opportunity for him, together with his counsel, to be heard, finding that, in the good faith opinion of the Board, Employee is guilty of misconduct of the type described in this Section 1.7, and specifying the particulars thereof in detail which determination shall be subject to a complete and de novo review as to reasonableness and good faith.

                           1.8 Total and Permanent Disability means an injury or illness of the Employee that prevents the performance of customary duties and which is expected to be of long continued and indefinite duration and that has caused Employee's absence from service for at least one hundred eighty (180) days.

                  2. EMPLOYMENT. The Company hereby retains and employs Employee to serve in the capacity of __________________ of the Company and in the capacities in which Employee is serving with any subsidiary of the Company on the Effective Date. Employee accepts such employment on the terms and conditions set forth herein.

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                           2.1  Term. The term of this Agreement  shall commence
         on the Effective Date and shall end, unless previously terminated in accordance with the provisions of Section 3 hereof, at the close of business on the day after the first anniversary date upon which the new Chief Executive Officer who is replacing Larry Risley assumes the duties of that position, or April 30, 1999, whichever is earlier.

                           2.2 Duties and Responsibilities. Employee's position shall be _____________________ of the Company. Employee shall serve in such other executive capacities and have such additional titles and authorities with respect to the Company and its subsidiaries as the Board may from time to time reasonably prescribe. Employee shall devote substantially his entire work time, attention, and energies to the business of the Company and its subsidiaries. Employee may serve as a director or member of any other corporation or entity so long as any such service does not cause any conflict of interest with the Company. The provisions of this paragraph 2.2 shall not apply if Employee's employment has been terminated pursuant to Section 3, following.

                           2.3.  Compensation.

                                 2.3.1 Base Salary. Subject to the further provisions of this Agreement, the Company agrees to pay to Employee the base salary in effect on the Effective Date, payable no less frequently than on a monthly basis, with such increases as shall be made from time to time in accordance with the Company's regular salary administrative practices as applied to Company officers. The base salary of Employee shall not be decreased at any time during the term of this Agreement from the amount in effect from time to time.

                                 2.3.2   Bonuses.    Subject   to  the   further
                  provision of this Agreement, during the term of this Agreement, Employee shall be entitled to participate in the Company's Management Incentive Program ("MIP") as in effect on the Effective Date, providing for management bonuses based upon performance of the Company. In such event, Employee shall be entitled to participate in such amended or substitute plan or plans in an equitable manner with the other senior executives of the Company. Nothing in this subsection shall be deemed to limit the ability of the Employee to be paid and receive additional bonuses from the Company, based solely upon Employee's performance, without regard to the payment of bonuses to any other officer or officers of the Company.

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                                 2.3.3  Fringe  Benefits.   Employee  shall   be
                  entitled to participate in any fringe benefits which are now or may hereafter become applicable to the Company's senior executives, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement; including, but not limited to, airline travel benefits, automobile or other transportation allowances; reimbursement for reasonable business expenses accounted for in accordance with applicable governmental regulations; life, long-term disability and accident insurance plans; employee saving and investment plans; stock option or
                  purchase  plans;  and  medical,   dental  and  hospitalization
                  insurance plans; without any material reduction in such fringe benefits as in effect on the Effective Date hereof.

                                    2.3.4  Participation   in   Retirement   and
                  Benefit Plans. The Employee shall be entitled to participate in any retirement, pension, thrift or other retirement or employee plan that the Company has adopted or may adopt for the benefit of its senior executives.

                  3.       TERMINATION.   Employee's   employment   under   this
Agreement shall terminate upon the occurrence of any one of the following events:

                           3.1  Total  and  Permanent  Disability.  In the event
         Employee suffers Total and Permanent Disability, the Company may terminate Employee's employment. Upon termination by reason of Total and Permanent Disability, the company shall pay to Employee such benefits as may be provided to officers of the Company under any Company provided disability insurance or similar policy or under any Company adopted disability plan and in the absence of any such policy or plan shall continue to pay to Employee for a period of not less than six (6) months the Compensation then in effect as of the effective date of Employee's termination. Employee agrees, in the event of any dispute under this Section as to the existence of Total and Permanent Disability, to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be paid by the Company, and the decision as to Employee's disability shall be conclusive and binding upon the Company and Employee. Nothing contained herein shall be construed to affect Employee's rights under any disability insurance or similar policy, whether maintained by the Company, Employee or another party.

                           3.2 Death. In the event of the death of Employee this Agreement shall terminate and, all obligations of the Company hereunder shall be extinguished as of the date of Employee's death. Nothing contained herein shall be construed to affect any rights of Employee's estate under any life insurance or similar policy, whether owned by the Company, the Employee or any third party.

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                           3.3  Termination For Cause.  The Company may effect a
         Termination For Cause of Employee. The Company shall have no further obligation to pay Compensation hereunder after the date of Termination For Cause.

                           3.4 Termination by Employee With or Without Good Reason. During the term of this Agreement, Employee may terminate his employment hereunder at any time, without Good Reason, upon thirty (30) days written notice to the Company. Employee may also terminate his employment hereunder at any time without notice within one hundred eighty (180) days following the occurrence of an event constituting Good Reason.

                           3.5 Benefits on Termination by Employee for Good Reason or by the Company Without Cause. If Employee elects to terminate his employment during the term of this Agreement within one hundred eighty (180) days following the occurrence of an event constituting Good Reason hereunder, or if, in violation of the terms of this Agreement, the Company terminates Employee's employment other than as provided in Section 3.1, 3.2 or 3.3 hereof, Employee shall be entitled to receive severance pay commencing with the next regularly scheduled pay period of the Company or as follows:

                                    (i)   The bi-weekly sum equal to ninety (90)
                  percent of Employee's base salary divided by 26, payable for a period of twelve (12) months.

                                    (ii)  The  bi-weekly  sum  equal to ten (10)
                  percent of Employee's base salary divided by 26 to be paid for the twelve (12) month period immediately following the twelve
                  (12) month period described in Section 3.5(i).

                                    (iii) Employee shall continue to receive the
                  fringe benefits set forth in Section 2.3.3, except as limited in the following sentence of this subparagraph 3.5(iii), for the twenty-four (24) month period during which Employee receives the severance pay set forth in 3.5(i) and (ii), above. After Employee's termination as set forth in this
                  Section 3, Employee shall not have the use of a Company automobile or other transportation allowance and shall not be granted any additional options under any Company stock option or purchase plans.

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                                    (iv) In the event of termination, other than
                  a Termination For Cause, Employee shall continue to be considered to be an employee for purposes of the Company's option plan, and all other fringe benefits, for so long as payments are scheduled to be paid to Employee under this Agreement. Employee shall not be entitled to participate in any bonuses as described in Section 2.3.3 which were not earned prior to Employee's termination under this Section 3.

                           3.6 Benefits Not Exclusive. Any amounts paid to Employee under the provisions of this Section 3 shall not affect
         Employee's rights to payments, including payments on an accelerated basis, under any deferred compensation plan maintained by the Company. Any amendment to any such plan that would diminish Employee's rights or deprive Employee of an immediate payment on termination of employment as defined in such plan, shall be ineffective with respect to Employee, unless Employee specifically consents, in writing, to such amendment.

                  4. RETENTION BONUS. If upon the termination date of this Agreement Employee is still employed by the Company and none of the termination provisions of Section 3 "Termination" have been invoked, Employee shall receive a retention bonus equal to Employee's annual base salary. This bonus shall be in addition to any other bonuses or benefit to be paid as part of Employee's compensation.

                  5.       CONFIDENTIALITY.

                           5.1 Confidential Information. Employee acknowledges that he has and will have access to trade secrets and confidential business information of the Company and its affiliates and subsidiaries throughout the term of this Agreement and that any such trade secret or confidential information, regardless of whether Employee alone or with others developed any such trade secret or confidential information, shall be and shall remain the property of the Company or its affiliates or subsidiaries. During the term of this Agreement and after termination of employment, Employee shall not, either voluntarily or involuntarily, on either his own account, as a member of a firm, or on behalf of another employer or otherwise, directly or indirectly use or reveal to any person, partnership, corporation or association any trade secret or confidential information of the Company or any of its subsidiaries or affiliates. Such trade secrets shall include, but shall not be limited to, business plans, marketing plans or programs, any non-public financial information, including but not limited to, financial information, forecasts and statistics relating to routes and markets, contracts, customer lists, compensation arrangements and business opportunities. The term "trade secrets" shall not include

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         information  generally available to the public or a governmental agency except information provided to the U.S. Securities and Exchange Commission or other governmental agencies on a confidential basis.
         Employee   will  not  make   available  to  any  person,   partnership,
         corporation or association, or retain after termination of employment, any Employer policy manuals, printed materials or computer disc containing information related to the Company or to any subsidiary or affiliate of the Company.

                           5.2 Injunctive Relief. Employee acknowledges that the restrictions contained in this Section 5 are a reasonable and necessary protection of the immediate interests of the Company and its affiliates and subsidiaries and that any violation of these restrictions would cause substantial injury to the Company. In the event of a breach or threatened breach by Employee of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

                  6. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Employee, the Company and their respective heirs, executors, administrators, successors and assigns; provided, however, that Employee may not assign his rights hereunder without the prior written consent of the Company and may not assign his obligations hereunder. The Company may assign either its rights or obligations hereunder to any of its subsidiaries or affiliated corporation or to any successor to substantially all of the assets or business of the Company.

                  7. MODIFICATION, WAIVER OR AMENDMENT. The provisions of this Agreement may not be modified, amended or waived except by a written instrument executed by the Company and Employee. The waiver of any provision of this Agreement by either party shall not constitute a waiver of any subsequent occurrences or transactions unless the waiver, by its terms, constitutes a continuing waiver.

                  8. ARBITRATION. If the Employee so elects, any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction over this Agreement. The fees and expenses of the arbitration proceeding (including reasonable attorneys' fees) and any costs and expenses (including reasonable attorneys' fees) of any further action to enforce this Agreement shall be paid by the Company.

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                  9.       NO  MITIGATIOn. Any  compensation  earned by Employee
from another employer or from employment not in violation of the provisions of Section 2.2 or Section 5 hereof, shall not reduce any payment to which Employee is entitled under the terms of this Agreement.

                  10.      MISCELLANEOUS.

                           10.1  Entire   Agreement.   This   Agreement rescinds
         and supersedes any other agreement and contains the entire understanding between the parties relative to the employment of Employee, there being no terms, conditions, warranties, or representations other than those contained or referred to herein, and no amendment hereto shall be valid unless made in writing and signed by both of the parties hereto.

                           10.2  Governing   Law.   This   Agreement  shall   be
          interpreted and construed in accordance with the laws of the State of Nevada.

                           10.3  Severability.  In the event that any provisions
         herein   shall   be  legally  unenforceable,  the  remaining provisions
         nevertheless  shall  be  carried  into effect.

                           10.4  Attorneys'  Fees.   In   the   event  of    any
         litigation between the parties hereto arising out of the terms, conditions and obligations expressed in this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees incurred in connection therewith.

                           10.5 Notices. All notices required or permitted to be given hereunder shall be deemed given if in writing and delivered personally or sent by telex, telegram, telecopy, or forwarded by prepaid registered or certified mail (return receipt requested) to the party or parties at the following addresses (are at such other addresses as shall be specified by like notices), and any notice, however given, shall be effective when received:

                                 To Employee:    _____________________
                                                 _____________________
                                                 _____________________

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                                 To the Company: Mesa Air Group, Inc.
                                                 2325 East 30th Street
                                                 Farmington, New Mexico  87401
                                                 Attention:  CEO

                           10.6 Waiver. The waiver by any party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

                           10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           10.8 Headings. The subject headings to the sections in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                           10.9  Survivorship.  Except   as   provided   in  the
         provisions of Sections 3.1, 3.4, 3.5, 3.6, 5.1, 5.2, 8 and 9 shall continue and shall survive the termination of the Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on January 5, 1998, and effective as of the date first hereinabove written.

                              MESA AIR GROUP, INC.



                              By:______________________________
                              Its:_____________________________


                              EMPLOYEE



                              _________________________________
                                     __________________



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